UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 30, 2013, indirect, wholly-owned subsidiaries of The Madison Square Garden Company (the “Company”) entered into an agreement with Azoff Music Management LLC (“AMM”), to form a new joint venture known as Azoff MSG Entertainment LLC (“Azoff-MSG”). The joint venture will, pursuant to a limited liability company agreement, own and operate AMM’s existing artist management business as well as pursue various business concepts in the entertainment space, some of which are already in the development stage. Mr. Irving Azoff will manage the new venture and will enter into a five year employment agreement.

AMM will contribute to Azoff-MSG the assets and certain liabilities of its existing artist management businesses and certain other businesses that are under development. The Company’s subsidiary will pay AMM $125 million in cash for a 50% interest in Azoff-MSG and will also agree to provide up to $50 million of revolving credit loans to Azoff-MSG. The loan facility will terminate, and all loans will be due and payable, seven years after closing (or earlier under certain circumstances).

Either party will have the right to initiate a buy-sell process every five years. In addition, a buy-sell process may be triggered in connection with certain specified events, including termination of Mr. Azoff’s employment with the Company in certain circumstances and changes in the parties’ representatives (Irving Azoff and James Dolan, respectively) to the joint venture.

AMM currently manages a number of world-class music artists and groups including the Eagles, Lindsey Buckingham of Fleetwood Mac, Christina Aguilera, Steely Dan and Van Halen. Mr. Azoff will be required to use Azoff-MSG as the vehicle for all of his entertainment activities and initiatives subject to certain exceptions.

The Company will account for its interest in Azoff-MSG under the equity method of accounting.

The consummation of the transaction is subject to customary governmental filings and other customary closing conditions.

The foregoing description of the transaction with AMM and Mr. Azoff does not purport to be complete and is qualified in its entirety by reference to the Formation, Contribution and Investment Agreement, which is filed as an Exhibit to this Current Report as Form 8-K and incorporated by reference to this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Formation, Contribution and Investment Agreement, dated as of August 30, 2013 among MSG Holdings, L.P., Entertainment Ventures, LLC, Azoff Music Management LLC., and, for certain purposes, Irving Azoff and Irving Azoff and Rochelle Azoff, as Co-Trustees of the Azoff Family Trust of 1997, dated May 27, 1997, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 4, 2013

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